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PROXY STATEMENT Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CASELLA WASTE SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CASELLA WASTE SYSTEMS, INC.
25 Greens Hill Lane
Rutland, Vermont 05701

 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
To be Held on October 12, 2010

To the stockholders of
     CASELLA WASTE SYSTEMS, INC.:

        The Annual Meeting of stockholders of Casella Waste Systems, Inc., a Delaware corporation, will be held on Tuesday, October 12, 2010 at 10:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont 05751, to consider and act upon the following matters:

  1.
  To elect the persons nominated by our Board of Directors to serve as members of our Board, each to serve for a term ending in 2013 or until his successor has been duly elected and qualified;

  2.
  To approve an amendment to our 1997 Employee Stock Purchase Plan to increase the number of shares of our Class A common stock authorized for issuance thereunder from 600,000 shares to 900,000 shares.

  3.
  To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2011; and

  4.
  To transact such other business as may properly come before the Annual Meeting, and any postponement or adjournment thereof.

        The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

        We have included a copy of our Annual Report to Stockholders for the fiscal year ended April 30, 2010 with the proxy statement that accompanies this notice of meeting. The Annual Report contains consolidated financial statements and other information of interest to you.

        Stockholders of record of our Class A common stock and Class B common stock at the close of business on August 18, 2010 are entitled to receive this notice and to vote at the Annual Meeting.

        We encourage you to attend the Annual Meeting in person. Whether or not you plan to attend the meeting personally, please vote your shares by completing, signing and returning the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting and prefer to vote at that time, you may do so even if you have already voted by proxy. You may obtain directions to the location of the meeting by contacting our Investor Relations Department at (802) 775-0325.

By order of the Board of Directors,

August 27, 2010 Rutland, Vermont	John W. Casella Chairman and Chief Executive Officer

PROXY STATEMENT

CASELLA WASTE SYSTEMS, INC.
25 Greens Hill Lane
Rutland, Vermont 05701

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held on October 12, 2010

GENERAL INFORMATION

About this Proxy Statement

        This proxy statement and the enclosed proxy card are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Casella Waste Systems, Inc. for use at the Annual Meeting of stockholders to be held on Tuesday, October 12, 2010 at 10:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont 05751, and at any postponement or adjournment thereof. You may obtain directions to the location of the Annual Meeting by contacting our Investor Relations Department, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, telephone (802) 775-0325.

        The notice of the Annual Meeting, this proxy statement, our Annual Report to Stockholders for the fiscal year ended April 30, 2010 and the enclosed proxy are being mailed to stockholders on or about September 2, 2010.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on October 12, 2010:

This proxy statement and our 2010 Annual Report to Stockholders are available for viewing, printing and downloading at www.casella.com/2010AnnualMeeting.

A copy of our Annual Report on Form 10-K for the fiscal year ended April 30, 2010, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to: Casella Waste Systems, Inc., 25 Green Hills Lane, Rutland, Vermont 05701, Attention: Investor Relations, Telephone: (802) 775-0325.
This proxy statement and our Annual Report on Form 10-K for the fiscal year ended April 30, 2010 are also available on the SEC's website at www.sec.gov.

Voting Procedures

        You may vote either in person at the Annual Meeting or by proxy. To vote by proxy, you must:

  •
  Complete all of the required information on the proxy card.

  •
  Date and sign the proxy card.

  •
  Return the proxy card in the enclosed postage-paid envelope. We must receive the proxy card not later than October 11, 2010, the day before the Annual Meeting, for your proxy to be valid and for your vote to count.

  •
  If you are not a stockholder of record and you hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

        Whether or not you expect to be present in person at the Annual Meeting, you are requested to complete, sign, date and return the enclosed form of proxy. The shares represented by your proxy will be voted in accordance with your instructions. If you attend the meeting, you may vote by ballot. If you want to vote in person at the Annual Meeting and you own your shares through a custodian, broker or other agent, you must obtain a proxy from that party in its capacity as owner of record for your shares and bring the proxy to the Annual Meeting.

        Shares represented by proxies on the enclosed proxy card will be counted in the vote at the Annual Meeting if we receive your proxy card by October 11, 2010.

        Your properly completed proxy/voting instruction card will appoint John W. Casella, our Chief Executive Officer, and David L. Schmitt, our Vice President and General Counsel, as proxy holders, or your representatives, to vote your shares in the manner directed therein by you. Your proxy permits you to direct the proxy holders to:

  •
  vote "FOR" or to withhold your votes from all or any of the nominees for director;

  •
  vote "FOR," "AGAINST" or abstain from the proposal to amend our 1997 Employee Stock Purchase Plan to increase the number of shares of our Class A common stock authorized for issuance thereunder from 600,000 shares to 900,000 shares; and

  •
  vote "FOR," "AGAINST" or abstain from the proposal to ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2011.

        All shares entitled to vote and represented by properly executed proxies received by us prior to the Annual Meeting and not revoked will be voted in accordance with the instructions indicated on the proxy card. If a proxy card does not indicate how your shares are to be voted on a matter, the shares represented by your properly executed proxy will be voted "FOR" approval of the proposals set forth in the notice of the Annual Meeting to which this proxy statement is attached. In addition, the shares represented by your properly executed proxy may be voted by the proxy holders on any other matters that are properly presented at the Annual Meeting for consideration, including a motion to adjourn the Annual Meeting to another time or place for the purpose of soliciting additional proxies, unless you withhold authorization therefor.

Revocation of Proxies

        You may revoke your proxy at any time before it is used to cast a vote. To revoke a proxy, you must:

  •
  file with our Corporate Secretary, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

  •
  duly execute a later dated proxy relating to the same shares and deliver it to our Corporate Secretary before the taking of the vote; or

  •
  attend the Annual Meeting, revoke your proxy and vote in person. Attendance at the Annual Meeting, if you do not vote, is not sufficient to revoke your proxy. Shares represented by valid proxies, timely received and not revoked at or prior to the Annual Meeting, will be voted at the Annual Meeting. If your shares are held through a custodian, broker or other agent, you will need to obtain a proxy card from the holder of record in order to vote your shares at the Annual Meeting.

        Any written notice of revocation or subsequent proxy should be sent to the following address: Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, Attention: Corporate Secretary.

Stockholders Entitled to Vote

        Our Board of Directors, or Board, has fixed August 18, 2010 as the record date for the Annual Meeting. You are entitled to vote (in person or by proxy) at the Annual Meeting if you were a stockholder of record at the close of business on the record date. On August 18, 2010, there were 25,180,637 shares of Class A common stock and 988,200 shares of Class B common stock outstanding. Each share of Class A common stock entitles the record holder to one vote on each matter properly submitted for consideration at the Annual Meeting. Each share of Class B common stock entitles the record holder to ten votes on each matter properly submitted for consideration at the Annual Meeting.

Quorum

        The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the Annual Meeting by the holders of Class A common stock and Class B common stock, voting together as a class, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval and "broker non-votes" described below, will be counted for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

Votes Required

        Election of Directors.    Each of the directors will be elected by a plurality of the votes cast by the holders of shares of Class A common stock and Class B common stock, voting together as a class, in person or by proxy, at the Annual Meeting. The three director nominees, if elected, each will serve for a three-year term. Shares represented by proxies received by the Board and not marked to withhold authority to vote for a nominee will be voted "FOR" the election of the nominee. If a stockholder properly withholds authority to vote for the nominee or abstains from voting, such stockholder's shares will not be counted toward the nominee's achievement of a plurality. Broker non-votes, if any, will also not be counted toward the nominee's achievement of a plurality.

        Other Matters.    The affirmative vote of the holders of shares of Class A common stock and Class B common stock, voting together as a class, representing a majority of votes cast on a matter is required for approval of all other matters being submitted to the stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered to have been voted for a matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. If any matter to be voted upon that is not discussed in this proxy statement is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy card.

        If you hold shares of Class A common Stock or Class B common stock through a broker, bank or other representative, your representative may under certain circumstances vote your shares if you do not return your proxy. Your broker, bank or representative has discretionary authority to vote customers' unvoted shares on routine matters. If you do not return a proxy to your representative to vote your shares, your representative may, on routine matters, either vote your shares or leave your shares unvoted. Your representative cannot vote your shares on any matter that is not considered routine. Proposal 3, ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2011, is considered a routine matter. Each of Proposal 1 and Proposal 2 is not considered a routine matter. If your representative does not timely receive instructions, your representative may only vote on those matters for which it has discretionary voting authority. If your representative cannot vote your shares on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on a matter.

BENEFICIAL OWNERSHIP OF VOTING STOCK

        The following table sets forth information as of July 31, 2010 regarding the beneficial ownership of our voting stock by (a) each person or entity known by us to own beneficially more than 5% of the outstanding shares of any class of our voting stock, (b) each of our directors and director nominees, (c) each of our principal executive officer, principal financial officer and our other executive officers who served during the year ended April 30, 2010, whom, collectively, we refer to as our "named executive officers" and (d) our directors and executive officers as a group.

        We have determined beneficial ownership in accordance with the rules of the SEC. Shares of Class A common stock that an individual has a right to acquire within 60 days after July 31, 2010, including pursuant to options to purchase Class A common stock, Class B common stock convertible into Class A common stock and restricted stock units subject to vesting, are deemed outstanding for purposes of computing the percentage of beneficial ownership owned by the person or entity holding such security, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Except as otherwise indicated by footnote, we believe that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. Unless otherwise indicated, the address of each beneficial owner listed in the table is care of Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

        The "Total Ownership of Equity Securities" column reflects each listed individual's or entity's percent beneficial ownership with respect to all of our voting securities as of July 31, 2010. This column reflects the conversion of shares of Class B common stock into shares of Class A common stock. Holders of Class B common stock are entitled to ten votes for each share of Class B common stock that they beneficially own. Each share of Class B common stock is convertible at the discretion of the holder thereof into one share of Class A common stock. As of July 31, 2010, a total of 25,180,637 shares of Class A common stock were outstanding and a total of 988,200 shares of Class B common stock were outstanding.

	Class A Common Stock		Class B Common Stock
					Total Ownership of Equity Securities (%)
Name of Beneficial Owner	# of Shares	% of Class	# of Shares	% of Class
5% Stockholders
Buckhead Capital Management, LLC (1) 1545 Peachtree Street, Suite 550 Atlanta, GA 30309	2,755,823	10.9%	—	—	10.5%
Bridger Management LLC (2) 90 Park Avenue, 40th Floor New York, NY 10016	1,709,584	6.8%	—	—	6.5%
Franklin Resources, Inc. (3) One Franklin Parkway San Mateo, CA 94403	1,606,639	6.4%	—	—	6.1%
FMR LLC (4) 82 Devonshire Street Boston, MA 02109	1,254,075	5.0%	—	—	4.8%

	Class A Common Stock		Class B Common Stock
					Total Ownership of Equity Securities (%)
Name of Beneficial Owner	# of Shares	% of Class	# of Shares	% of Class
Executive Officers and Directors
John W. Casella (5)	1,086,761	4.2%	494,100	50.0%	4.1%
James W. Bohlig (6)	187,907	*	—	—	*
Paul A. Larkin (7)	68,466	*	—	—	*
Edwin D. Johnson (8)	6,000	*	—	—	*
Paul J. Massaro (9)	13,172	*	—	—	*
John S. Quinn (10)	—	*	—	—	*
Michael K. Burke (11)	22,301	*	—	—	*
James F. Callahan, Jr. (12)	125,259	*	—	—	*
Douglas R. Casella (13)	1,256,788	4.9%	494,100	50.0%	4.8%
John F. Chapple III (14)	81,259	*	—	—	*
Joseph G. Doody (15)	50,259	*	—	—	*
James P. McManus (16)	42,759	*	—	—	*
Gregory B. Peters (17)	105,943	*	—	—	*
Executive officers and directors as a group (11 people) (18)	3,046,874	11.3%	988,200	100.0%	11.3%

*
Represents less than 1% of the outstanding shares of the respective class of the Company's voting stock and/or less than 1% of total ownership of equity securities.

(1)
Information is as reported in a Schedule 13F filed with the SEC on August 4, 2010 by Buckhead Capital Management, LLC.

(2)
As reported in a Schedule 13F filed with the SEC on May 17, 2010 by Bridger Management LLC.

(3)
As reported in a Schedule 13F filed with the SEC on August 5, 2010 by Franklin Resources, Inc. ("FRI"). The securities reported herein (the "Securities") are beneficially owned by one or more open or closed end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (collectively, the "Investment Management Subsidiaries") of FRI. Investment management contracts grant to the Investment Management Subsidiaries all investment and/or voting power over the securities owned by such investment management clients, unless otherwise noted, and therefore, the Investment Management Subsidiaries may be deemed to be the beneficial owners of the Securities. Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI, the Principal Shareholders and each of the Investment Management Subsidiaries disclaim any pecuniary interest in any of the Securities.

(4)
As reported in a Schedule 13G/A filed with the SEC on June 10, 2010 by FMR LLC. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,254,075 shares of the Class A common stock outstanding as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, and the Fidelity Funds each has sole power to dispose of the 1,254,075 shares owned by the Funds. Members of the family of Edward C. Johnson 3d are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

(5)
Includes (a) 164,000 shares of Class A common stock issuable to Mr. Casella pursuant to options exercisable within 60 days of July 31, 2010, (b) 91,246 shares of Class A common stock held in trust for the benefit of Mr. Casella's minor children, (c) 694 shares of Class A common stock held by Mr. Casella's wife and (d) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(6)
Includes (a) 164,000 shares of Class A common stock issuable to Mr. Bohlig pursuant to options exercisable within 60 days of July 31, 2010 and (b) 8,000 shares of Class A common stock held in trust for the benefit of Mr. Bohlig's minor children.

(7)
Includes 50,000 shares of Class A common stock issuable to Mr. Larkin pursuant to options exercisable within 60 days of July 31, 2010.

(8)
Mr. Johnson was appointed as our Chief Financial Officer on July 6, 2010.

(9)
Includes 4,000 shares of Class A common stock issuable to Mr. Massaro pursuant to options exercisable within 60 days of July 31, 2010. Mr. Massaro served as our interim principal financial officer and principal accounting officer from September 28, 2009 until the appointment of Mr. Johnson as Chief Financial Officer on July 6, 2010.

(10)
On September 25, 2009, Mr. Quinn resigned as our Chief Financial Officer and terminated his employment with us.

(11)
Includes 5,000 shares of Class A common stock issuable to Mr. Burke pursuant to options exercisable within 60 days of July 31, 2010.

(12)
Consists of (a) 35,000 shares of Class A common stock issuable to Mr. Callahan pursuant to options exercisable within 60 days of July 31, 2010 and (b) 7,500 shares of Class A common stock held by the James F. Callahan, Jr. 1998 Trust, of which Mr. Callahan and his wife are trustees.

(13)
Includes (a) 164,000 shares of Class A common stock issuable to Mr. Casella pursuant to options exercisable within 60 days of July 31, 2010, (b) 25,682 shares of Class A common stock held in trust for the benefit of Mr. Casella's minor children and (c) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(14)
Includes 57,500 shares of Class A common stock issuable to Mr. Chapple pursuant to options exercisable within 60 days of July 31, 2010.

(15)
Consists of 27,500 shares of Class A common stock issuable to Mr. Doody pursuant to options exercisable within 60 days of July 31, 2010.

(16)
Consists of 20,000 shares of Class A common stock issuable to Mr. McManus pursuant to options exercisable within 60 days of July 31, 2010.

(17)
Includes 57,500 shares of Class A common stock issuable to Mr. Peters pursuant to options exercisable within 60 days of July 31, 2010.

(18)
Includes (a) 748,500 shares of Class A common stock issuable pursuant to options exercisable within 60 days of July 31, 2010 and (b) 988,200 shares of Class A common stock issuable at any time at the discretion of the holders thereof upon the conversion of Class B common stock on a one-for-one basis.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on a review of copies of reports filed pursuant to Section 16(a) and representations made by persons required to file such reports, we believe that during the fiscal year ended April 30, 2010, which we refer to as fiscal 2010, our officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), with the exception of late Forms 4 reporting the grant of restricted stock units, filed with the SEC on July 6, 2009 by Messrs. John Casella, Douglas Casella, DesRoches, Fusco, Gormley, Schmitt, Hanley, Lackey, Simmons, Reibsane, Duffy, Cretney, Viani, Oliver, Sabino, Bohlig, Larkin and Quinn and a late Form 4 filed by Mr. Schmitt reporting the purchase of shares through our Employee Stock Purchase Program on December 31, 2010.

PROPOSAL 1—ELECTION OF DIRECTORS

        We have three classes of directors, currently consisting of three Class I directors, three Class II directors and three Class III directors. At each Annual Meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that stockholders elect only one class annually. At the recommendation of our Nominations and Governance Committee, our Board has nominated James F. Callahan, Jr., Douglas R. Casella and Michael K. Burke for re-election as Class I directors. The three Class I director nominees are proposed for re-election at the Annual Meeting to serve as members of the Board until the 2013 Annual Meeting, or until their successors are elected and qualified.

        The persons named in the enclosed proxy will vote at the Annual Meeting to elect, as Class I directors, Messrs. Callahan, Douglas Casella and Burke unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our Board. Our Board has no reason to believe that any of the nominees will be unable to serve if elected.

        The Board believes that the election of the Class I director nominees is in the best interests of our stockholders and therefore recommends that our stockholders vote "FOR" the election of each of the Class I nominees.

        Set forth below for each director, including the director nominees, is information as of July 31, 2010 with respect to (a) his name and age, (b) his position and offices at Casella, if any, (c) his principal occupation and business experience during at least the past five years, (d) his directorships, if any, of other publicly-held companies, held currently or during the past five years, and (e) the year he became a member of our Board. We have also included information below regarding each director's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director of our company.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class I Director Nominees to be elected at the 2010 Annual Meeting (terms expiring in 2013)
James F. Callahan, Jr. Audit Committee (Chair) Nominations and Governance Committee	66
		Mr. Callahan has served as a member of our Board since March 2003. Mr. Callahan was an audit and business advisory partner of Arthur Andersen LLP, an independent public accounting firm, from 1975 to March 2000. While at Arthur Andersen, Mr. Callahan served clients in a number of industries, including manufacturing and mining businesses, electric and gas utilities and independent power producers. Mr. Callahan has been retired since March 2000. Mr. Callahan has been a member of various community service-related boards and currently serves on the Board of Trustees of the Massachusetts Department of Mental Retardation's Hogan Regional Center and is Trustee Emeritus of Bates College. Mr. Callahan is a graduate of Bates College and holds a Masters of Business Administration from the Graduate School of Management of Rutgers University. Mr. Callahan's 25 years of experience at Arthur Andersen, the depth and breadth of his financial expertise and his experience handling complex financial issues position him well to serve as chair and financial expert of our Audit Committee.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Douglas R. Casella	54	Mr. Casella has served as Vice Chairman of our Board since 1993. Mr. Casella founded Casella Waste Management, Inc. in 1975 and has served as its President since then. Casella Waste Management, Inc. is our wholly owned subsidiary. Since 1989, Mr. Casella has served as President of Casella Construction, Inc., a company owned by Mr. Casella and John W. Casella, which specializes in general contracting, soil excavation and related heavy equipment work and which performs landfill-construction related services for us. Mr. Casella is the brother of John W. Casella. Mr. Casella's extensive experience with operational and asset management matters in the waste management industry brings an important perspective to our Board.
Michael K. Burke Audit Committee	52
		Mr. Burke has served as a member of our Board since February 2008. Since July 2009, Mr. Burke has served as Senior Vice President of, and in August 2009 became Chief Financial Officer of, Albany International Corp., a publicly-traded global advanced textiles and materials processing company. Mr. Burke was the Executive Vice President and Chief Financial Officer of Intermagnetics General Corporation, a publicly traded medical device company, from December 2001 until its sale to Royal Philips Electronics in November 2006. Before joining Intermagnetics, Mr. Burke was Executive Vice President and Chief Financial Officer of HbT, Inc., a private company manufacturing on-site hydrogen generators for industrial markets and stationary and transportation hydrogen processors for the fuel cell market. Prior to joining HbT in May 2000, Mr. Burke was a Managing Director within the U.S. Investment Banking Department of CIBC Oppenheimer Corp. Mr. Burke currently serves as Vice Chairman of the Board of Directors of the Albany Medical Center and serves on the Board of Trustees of the Make-A-Wish Foundation and the Union Graduate College. Mr. Burke holds a Bachelor of Arts in Economics from Lake Forest College and a Graduate Certificate in Mergers and Acquisitions from The Wharton School. Mr. Burke's leadership and financial experience, particularly as a chief financial officer of a publicly-traded company, and broad functional skill set give him an appreciation for the business practices and financial strategies that are critical to the success of a growing company such as ours.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class II Directors (terms expiring in 2011)
James W. Bohlig	64
		Mr. Bohlig has served as our Chief Development Officer and President of the Renewables Group since January 2008. Mr. Bohlig also served as President from July 2001 to January 2008, Chief Operating Officer from 1993 to January 2008, and as Senior Vice President from 1993 to July 2001. Mr. Bohlig has served as a member of our Board since 1993. From 1989 until he joined us in 1993, Mr. Bohlig was Executive Vice President and Chief Operating Officer of Russell Corporation, a general contractor and developer based in Rutland, Vermont. Mr. Bohlig is a licensed professional engineer. Mr. Bohlig holds a Bachelor of Science in Engineering and Chemistry from the U.S. Naval Academy and is a graduate of the Columbia University Executive Program in Business Administration. Mr. Bohlig brings to our Board extensive experience in the waste management and renewable energy fields. Having served in executive positions at our company and as a member of our Board for over 17 years, Mr. Bohlig has extensive knowledge of our business and structure.
Gregory B. Peters Lead Director Audit Committee Nominations and Governance Committee (Chair) Compensation Committee Stock Plan Subcommittee	64
		Mr. Peters has served as a member of our Board since 1993. Mr. Peters has served as managing general partner of Lake Champlain Capital Management, LLC, a venture capital firm, since April 2001. From April 1988 until March 2001, Mr. Peters served as managing general partner of Vermont Venture Capital Partners, L.P., which was the general partner of The Vermont Venture Capital Fund, L.P., a venture capital management company. From July 1986 until March 2001, Mr. Peters also served as general partner of North Atlantic Capital Partners, L.P., which was the general partner of North Atlantic Venture Fund, L.P. From July 1986 to March 2001, Mr. Peters also served as Vice President of North Atlantic Capital Corporation, a venture capital management company. Mr. Peters holds a Bachelor of Arts from Harvard College and a Masters of Business Administration from the Harvard Graduate School of Business Administration. As a professional investor, with significant experience in areas of corporate governance, Mr. Peters has focused on building relationships between management and the Board and is well-versed in the current best practices of corporate governance, making him well-suited to serve as the Lead Director of our Board and Chair of our Nominations and Governance Committee.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Joseph G. Doody Compensation Committee	57	Mr. Doody has served as a member of our Board since 2004. Mr. Doody has served as President, North American Delivery of Staples, Inc., an office products company, since 1998. From 1974 to 1998, Mr. Doody held several managerial positions with the Eastman Kodak Company, an imaging technology company, most recently serving as General Manager and Vice President, North America, Office Imaging. Mr. Doody earned a Masters of Business Administration from Simon School of Business, University of Rochester, and a Bachelor of Science in Economics from State University of New York at Brockport. Mr. Doody's significant leadership and management of a large operating division enables him to provide our Board with important operational insight and oversight.
Class III Directors (terms expiring in 2012)
John W. Casella Chairman	59
		Mr. Casella has served as Chairman of our Board since July 2001 and as our Chief Executive Officer since 1993. Mr. Casella served as President from 1993 to July 2001 and as Chairman of the Board from 1993 to December 1999. In addition, Mr. Casella has been Chairman of the Board of Directors of Casella Waste Management, Inc. since 1977. Mr. Casella is also an executive officer and director of Casella Construction, Inc., a company owned by Mr. Casella and Douglas R. Casella. Mr. Casella has been a member of numerous industry-related and community service-related state and local boards and commissions including the Board of Directors of the Associated Industries of Vermont, The Association of Vermont Recyclers, Vermont State Chamber of Commerce and the Rutland Industrial Development Corporation. Mr. Casella has also served on various state task forces, serving in an advisory capacity to the Governors of Vermont and New Hampshire on solid waste issues. Mr. Casella holds an Associate of Science in Business Management from Bryant & Stratton University and a Bachelor of Science in Business Education from Castleton State College. Mr. Casella is the brother of Douglas R. Casella, a member of our Board. As our Chief Executive Officer with substantial industry expertise, Mr. Casella serves an important role on our Board.
John F. Chapple III Compensation Committee	69
		Mr. Chapple has served as a member of our Board since 1994. Mr. Chapple was President and owner of Catamount Waste Services, Inc., a central Vermont hauling and landfill operation, which we purchased in May 1994, from August 1989 to July 1994. Mr. Chapple has been retired since 1995. In addition to his substantial industry expertise through his long tenure on our Board, Mr. Chapple brings extensive landfill operating and industry knowledge to our Board.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
James P. McManus Compensation Committee (Chair) Stock Plan Subcommittee	47	Mr. McManus has served as a member of our Board since August 2005. Since July 2007, Mr. McManus has been President and Chief Executive Officer of The Hinckley Company, a yacht manufacturer. From 2003 through June 2007, Mr. McManus was the chairman and chief executive officer of Zoots Corporation, a privately held operator of dry cleaning stores. From 1994 until 2003 Mr. McManus held several management positions with Aramark Corporation, a professional services firm offering food services and facility management services, most recently serving as President of its Business Services Group. Mr. McManus is a graduate of Yale University and holds a Masters of Business Administration from Harvard University. Mr. McManus's many years of experience as a senior executive and director of publicly-traded and private corporations provides important management, operational and financial qualifications to serve as a member of our Board.

        See "Certain Relationships and Related Party Transactions" and "Beneficial Ownership of Voting Stock" for additional information concerning members of our Board, including those who are nominees for election as directors.

        The holders of Class A common stock, voting separately as a class, are entitled to elect one director. Mr. Peters, a Class II director, the lead outside director and a member of the Compensation Committee, Audit Committee, Nominations and Governance Committee and Stock Plan Subcommittee, serves as the designee of the holders of Class A common stock on our Board.

        The employment agreements by and between us and each of Messrs. John Casella and Bohlig provide that each such person shall be elected as a member of our Board. We have agreed to use our best efforts to assure each such person is elected as a director.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

        We have long believed that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance policies and practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our directors, officers and employees, as well as charters for our Audit Committee, Compensation Committee and Nominations and Governance Committee, and corporate governance guidelines. Complete copies of our corporate governance guidelines, committee charters and code of conduct described below are available on the Investor Relations section of our website, www.casella.com. Alternatively, you can request a copy of any of these documents by writing to Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, Attn: Corporate Secretary.

Corporate Governance Guidelines

        Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of the Board's business, provide, among other matters, that:

  •
  the Board's principal responsibility is to oversee the management of Casella Waste Systems;

  •
  a majority of the members of the Board shall be independent directors;

  •
  the independent directors shall meet regularly in executive session;

  •
  directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

  •
  new directors are expected to participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

  •
  at least annually, our Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Stock Ownership Guidelines

        Our Board believes that each non-employee director should acquire and hold shares of our stock in an amount that is meaningful and appropriate to such director. Accordingly, our Board has adopted stock ownership guidelines that require each non-employee director to attain a share ownership level of our Class A common stock equal to four times the annual cash retainer paid to such director. Each non-employee director is required to attain such ownership levels not later than the later of (i) the third Annual Meeting following the 2008 Annual Meeting or (ii) the third Annual Meeting following the first Annual Meeting at which such non-employee director is elected to the Board.

Board Determination of Independence

        Under NASDAQ rules, a director will only qualify as an "independent director" if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that none of Messrs. Burke, Callahan, Chapple, Doody, Peters or McManus has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 5605(a)(2) of the NASDAQ Stock Market, Inc. Marketplace Rules.

 Board of Directors Meetings and Attendance

        Our Board met seven times during fiscal 2010, either in person or by teleconference. During fiscal 2010, each director attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

        Messrs. John Casella, Douglas Casella, Peters and Callahan attended the 2009 Annual Meeting of stockholders. We encourage, but have no policy with respect to, attendance of directors at the Annual Meeting.

Board Leadership Structure

        We believe that our Chief Executive Officer is best situated to serve as Chairman of our Board because he is the director most familiar with our business and industry and is therefore best positioned, collectively with the Lead Director, to establish the Board's agenda and fulfill the other responsibilities of the Chairman of the Board. As our founder and our Chief Executive Officer since 1993, Mr. John Casella has been an integral part of the leadership of our Board and his strategic vision has helped to guide our growth and performance. In 2003, our Board established the position of Lead Director. Mr. Peters was elected Lead Director by the independent members of our Board in 2003 and he has served in that role ever since. The responsibilities of the Lead Director are included in our Corporate Governance Guidelines, which are posted on the Corporate Governance page of the Investor Relations section of our website, www.casella.com. The Lead Director chairs meetings of our independent directors, meets with any directors who are not adequately performing his or her duties as a member of our Board or any committee and facilitates communications between the Chairman of our Board and other directors. The Lead Director also works with the Chairman of our Board in preparing agendas for each meeting of our Board and consults with the Chairman of our Board on matters relating to corporate governance and board performance.

        Our Board believes that its leadership structure is appropriate because it strikes an effective balance between strategy development and independent leadership and management oversight in the Board process.

Board Committees

        Our Board has established three standing committees—Audit, Compensation and Nominations and Governance—each of which operates under a charter that has been approved by the Board. In addition, the Compensation Committee has designated two of its members to serve on the Stock Plan Subcommittee.

        Our Board has determined that all of the members of each of the Board's three standing committees and its one subcommittee are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit Committee otherwise satisfy NASDAQ's eligibility requirements for Audit Committee membership.

  Audit Committee

        The Audit Committee's responsibilities include:

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  overseeing our compliance with legal and regulatory requirements;

  •
  taking appropriate actions, or recommending that our Board take appropriate action, to oversee the qualifications and independence of our independent registered public accounting firm;

  •
  monitoring the performance of our internal audit function and independent registered public accounting firm;

  •
  overseeing our risk management policies;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the Audit Committee report required by SEC rules, which is included on page 33 of this proxy statement.

        The Audit Committee currently consists of Messrs. Callahan (Chair), Burke and Peters. Our Board has determined that Mr. Callahan is an "Audit Committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met five times during fiscal 2010. See "Report of the Audit Committee of the Board of Directors."

  Compensation Committee and Stock Plan Subcommittee

        The Compensation Committee's responsibilities include:

  •
  reviewing and making recommendations to our Board with respect to director compensation;

  •
  administering any bonus, incentive compensation and stock incentive plans;

  •
  reviewing and approving the salaries and certain other compensation and benefits of our executive officers;

  •
  reviewing and discussing with management our "Compensation Discussion and Analysis," which is included beginning on page 19 of this proxy statement; and

  •
  preparing the Compensation Committee report required by SEC rules, which is included on page 23 of this proxy statement.

        The Stock Plan Subcommittee of the Compensation Committee grants stock options and other awards under our stock incentive plans to executive officers.

        The members of the Compensation Committee are Messrs. McManus (Chair), Doody, Chapple and Peters. The members of the Stock Plan Subcommittee are Messrs. McManus and Peters. The Compensation Committee met eight times during fiscal 2010, either in person or by teleconference.

  Nominations and Governance Committee

        The Nominations and Governance Committee's responsibilities include:

  •
  identifying individuals qualified to become members of our Board;

  •
  recommending to our Board persons to be nominated for election as directors;

  •
  developing, reviewing and recommending to our Board applicable corporate governance guidelines; and

  •
  overseeing an annual evaluation of our Board.

        The members of the Nominations and Governance Committee are Messrs. Peters (Chair) and Callahan. The Nominations and Governance Committee met five times during fiscal 2010.

 Risk Oversight

        Our Board administers its risk oversight function directly and through its Audit Committee and entity risk management program, and receives regular reports from members of senior management on areas of material risk to our company, including operational, financial, legal and regulatory, strategic and reputational risks. As part of its charter, our Audit Committee regularly discusses with management our major risk exposures, their potential financial impact on our company and the steps we take to manage them. In addition, our Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and succession planning. Our Nominations and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure and corporate governance.

Communicating with the Independent Directors

        Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our lead outside director, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead outside director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to our Board should address such communications to: Board of Directors, c/o Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or Compensation Committee. None of the members of our Compensation Committee is a current or former officer or employee of our company.

Director Nominations Process

        The Nominations and Governance Committee acts under a written charter that we have posted on our website, www.casella.com. The process followed by the Nominations and Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

  Criteria and Diversity

        Although our Board does not have a formal diversity policy, in considering whether to recommend any particular candidate for inclusion in the Board's slate of recommended director nominees, the Nominations and Governance Committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. The Nominations and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities to our stockholders.

        The director biographies appearing above indicate each nominee's experience, qualifications, attributes and skills that led our Board to conclude that he should continue to serve as a member of our Board. Our Board believes that each of the nominees has substantial achievement in his professional pursuits, and possesses the background, talents and experience that our Board desires and that will contribute to the best interests of our Company and to long-term stockholder value.

  Stockholder Nominations

        Stockholders may recommend individuals to the Nominations and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to: Nominations and Governance Committee, c/o Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701. The Nominations and Governance Committee has no obligation to consider individuals recommended by stockholders for nomination by the Committee as potential director candidates. However, assuming that appropriate biographical and background material has been provided on a timely basis, we expect that individuals recommended by stockholders would be so considered and evaluated by the Nominations and Governance Committee by following substantially the same process, and applying substantially the same criteria, as it follows for candidates identified by the Committee.

        Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominations and Governance Committee or the Board, by following the procedures set forth under "Stockholder Proposals for the 2011 Annual Meeting." Candidates nominated by stockholders in accordance with these procedures will not be included in our proxy card for the next Annual Meeting.

        At the Annual Meeting, stockholders will be asked to consider the re-election of Messrs. Douglas Casella, Callahan and Burke, all of whom were proposed to our Board by our Nominations and Governance Committee, and nominated for re-election by our Board.

Risk Considerations in Executive Compensation

        Our compensation committee has discussed the concept of risk as it relates to our executive compensation program and our compensation committee does not believe our executive compensation program encourages excessive or inappropriate risk taking. As described more fully below in "Compensation Discussion and Analysis," we structure our pay to consist of both fixed and variable compensation to motivate our executives to produce superior short- and long-term results that are in the best interests of our company and stockholders in order to attain our ultimate objective of increasing stockholder value. We believe that any risks that may arise from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our company.

Compensation of Directors

        The form and amount of director compensation is determined by our Board in accordance with the policies and principles set forth below. The Compensation Committee conducts an annual review of the compensation of our directors. The Compensation Committee understands that questions as to directors' independence may be raised if director compensation and perquisites exceed customary levels, if we make substantial charitable contributions to organizations with which a director is affiliated or if we enter into consulting contracts or business arrangements with (or provide other indirect forms of compensation to) a director or an organization with which the director is affiliated.

Forms of Director Compensation

        Our Board believes that directors should be incentivized to focus on long-term stockholder value. Including equity as part of director compensation helps align the interest of directors with those of our stockholders.

        We seek to attract exceptional talent to our Board. Therefore, our policy is to compensate directors at least competitively relative to comparable companies. Our Board believes that it is appropriate for the chairmen and members of the committees to receive additional compensation for their services in those positions.

        Cash Compensation—We reimburse non-employee directors for expenses incurred in attending Board and committee meetings. In addition, non-employee directors currently receive $6,250 for each fiscal quarter that the non-employee director serves on the Board, an additional $1,500 for each meeting of the Board that the non-employee director attends in person, an additional $1,000 for each meeting of the Board that the non-employee director attends by telephone, an additional $1,000 for each meeting of a committee or subcommittee of the Board that the non-employee director attends in person and an additional $500 for each meeting of a committee or subcommittee of the Board that the non-employee director attends by telephone. The non-employee director serving as chairman of the Audit Committee received an additional $10,000 for his service in fiscal 2010, which amount was increased to $15,000 per fiscal year effective May 1, 2010. Each non-employee director serving as a chairman of other committees of the Board receives an additional $5,000 per fiscal year. In addition to the compensation described above, Mr. Peters receives an additional $18,750 for each fiscal quarter that he serves as our Lead Director.

        Equity Based Compensation—Each new non-employee director receives shares of restricted Class A common stock on the date of such director's initial election to our Board having a value on the date of grant of $50,000, vesting in three equal annual installments over the three year period following the date of grant. Each incumbent non-employee director, other than non-employee directors who were initially elected to our Board at an Annual Meeting or at any time after the prior year's Annual Meeting, receives an additional grant of shares of restricted Class A common stock having a value on the date of grant of $50,000, vesting in three equal annual installments over the three year period following the date of grant, at the time of each Annual Meeting of stockholders. The foregoing grants have been made by the Board pursuant to its discretionary authority under the Company's 2006 Stock Incentive Plan. Our Board has adopted certain stock ownership guidelines for its non-employee directors as described above.

        We have also entered into or engaged in certain transactions with our directors or affiliates of our directors. See "Certain Relationships and Related Party Transactions."

        The following table provides compensation information for fiscal 2010 for each non-employee member of our Board who served in that capacity at any time during fiscal 2010. Directors who are officers or employees of Casella Waste Systems, Inc. do not receive any additional compensation to serve as directors or for attending meetings of our Board or its committees.

NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2010

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Total
Michael K. Burke	$36,500	$50,000	$86,500
John F. Chapple III	$41,000	$50,000	$91,000
James F. Callahan, Jr.	$53,500	$50,000	$103,500
Joseph G. Doody	$40,000	$50,000	$90,000
James P. McManus	$43,000	$50,000	$93,000
Gregory B. Peters	$130,000	$50,000	$180,000

(1)
Amounts shown in this column reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 of awards granted in fiscal 2010 under our 2006 Stock Incentive Plan for service on our Board. Restricted stock was granted at the fair market value as of the date of the grant, based upon the last reported sale price of the Class A common stock on the NASDAQ Stock Market. The restricted stock vests in equal annual installments over the three-year period following the date of grant, beginning on the first anniversary of the date of grant. The individual restricted stock awards reflected in the compensation table above are summarized below.

Name	Grant Date	Number of Shares of Restricted Stock Granted in Fiscal 2010	Grant Date Fair Value of Option Awards in Fiscal 2010
Michael K. Burke	10/13/09	17,301	$50,000
John F. Chapple III	10/13/09	17,301	$50,000
James F. Callahan, Jr.	10/13/09	17,301	$50,000
Joseph G. Doody	10/13/09	17,301	$50,000
James P. McManus	10/13/09	17,301	$50,000
Gregory B. Peters	10/13/09	17,301	$50,000

(2)
As of April 30, 2010, our non-employee directors held the following aggregate number of shares under outstanding equity awards:

Name	Aggregate Stock Awards	Aggregate Number of Shares Underlying Option Awards
Michael K. Burke	17,301	7,500
John F. Chapple III	22,759	60,000
James F. Callahan, Jr.	22,759	60,000
Joseph G. Doody	22,759	60,000
James P. McManus	22,759	60,000
Gregory B. Peters	22,759	60,000

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executives and is intended to place in perspective the data presented in the tables and narrative that follow.

The Role of Our Compensation Committee

        The Compensation Committee, including its Stock Plan Subcommittee, is responsible for overseeing the compensation of our executive officers. In this capacity, our Compensation Committee administers our bonus, incentive compensation and stock incentive plans, and approves the salaries and other benefits of our executive officers. In addition, the Compensation Committee consults with management regarding our benefit plans and compensation policies and practices.

        To assist the Compensation Committee in discharging its responsibilities, the Committee has engaged Watson Wyatt, an independent global consulting firm. Watson Wyatt provides the Compensation Committee with relevant market data and alternatives to consider when making executive compensation decisions. The Compensation Committee also considers compensation information from other sources, including from publicly available industry compensation information and general economic trends in the areas in which our executive officers work and live.

Objectives and Philosophy of Our Executive Compensation Program

        The Compensation Committee, including its Stock Plan Subcommittee, seeks to achieve three broad objectives in connection with our executive compensation program. First, the Compensation Committee seeks to reward executives for the achievement of business objectives. Second, the executive compensation program is intended to provide executives with equity incentives so as to link a portion of the executive's compensation with the future performance of our Class A common stock, thereby aligning the interests of our executives with those of our stockholders. Finally, the Compensation Committee structures its executive compensation program so as to enable us to attract and retain qualified and talented executives.

        We have entered into employment agreements with each of our executive officers. These employment agreements establish annual base salary and annual bonus amounts that the Compensation Committee may increase. In general, the Compensation Committee has tied potential bonus compensation to performance factors, including the executive officer's efforts and contributions towards obtaining corporate objectives and our company's performance.

        In making compensation decisions, the Compensation Committee considers a number of factors, including the compensation packages paid by a peer group of publicly traded companies in the waste management industry selected by the Committee. This peer group, which is periodically reviewed and updated by the Compensation Committee after consultation with an independent compensation consultant (Watson Wyatt served in this capacity in fiscal 2010), consists of companies we believe are generally comparable to us. The companies included in this peer group for fiscal 2010 were Waste Services, Inc. and WCA Waste Corp. The Compensation Committee looks to this information in order to obtain a general understanding of current compensation practices in the industry but does not formally use that information to benchmark its executive compensation. The Compensation Committee also relies on various other factors, including existing compensation paid to executives, experience level of the individual, market factors, general economic conditions, corporate performance and cost of living in the areas where our executives live.

 Components of our Executive Compensation Program

        The primary elements of our executive compensation program are:

  •
  base salary;

  •
  annual cash incentive bonuses;

  •
  stock performance awards; and

  •
  severance and change-of-control benefits.

        We do not have any policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee determines what it believes to be the appropriate level and mix of the various compensation components based on its review of compensation of similarly situated executives in our peer group, the advice of its compensation consultant and our compensation philosophy described previously.

Base Salary

        Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. Base salaries are reviewed at least annually by our Compensation Committee. When establishing base salaries for fiscal 2010, the Compensation Committee began by reviewing the total base salary paid to each of our executives in fiscal 2009 and, for each executive officer, used that amount as a baseline for establishing fiscal 2010 base salary. The Compensation Committee then, for the purpose of setting base salary in fiscal 2010, considered whether to make any increases or decreases to this baseline. Based primarily upon the Company's operational and financial performance in fiscal 2009, the Compensation Committee decided not to increase the base salaries of our named executive officers in fiscal 2010. In fiscal 2010, our named executive officers' base salaries were as follows: Mr. Casella, $361,333; Mr. Bohlig, $344,883; Mr. Larkin, $280,000; Mr. Massaro, $185,000; and Mr. Quinn, $285,000.

Annual Cash Incentive Bonus

        The employment agreement of each of our executive officers provides that such executive officer will be eligible to receive a bonus consisting of cash, a stock award or a combination thereof in an amount, if any, to be determined by the Compensation Committee after the conclusion of each fiscal year.

        The annual cash incentive bonuses for executive officers are intended to compensate for the achievement of company strategic, operational and financial goals. Amounts payable under the annual cash incentive bonus plan are calculated as a percentage, from zero to 100%, of a specified amount of the applicable executive's base salary. For fiscal 2010, each of Messrs. Douglas Casella, Bohlig, Larkin and Quinn was eligible to receive a maximum annual cash bonus of 85% of his annual base salary for fiscal 2010, Mr. John Casella was eligible to receive a maximum annual cash bonus of 100% of his annual base salary for fiscal 2010 and Mr. Massaro was eligible to receive a maximum annual cash bonus of 45% of his annual base salary for fiscal 2010. The fiscal 2010 bonus plan provided for the payment of a cash bonus based on (i) our earnings before interest and tax ("EBIT"); (ii) our earnings before interest, tax, depreciation and amortization, severance and reorganization and environmental remediation charges ("EBITDA"); and (iii) EBITDA net of cash interest, capital expenditures, cash taxes, depletion of landfill operating lease obligations and changes in working capital but including net cash provided by operating activities less capital expenditures, payments on landfill operating leases and assets acquired through financing leases ("Free Cash Flow"). In addition, for the purpose of calculating amounts payable under this bonus plan, Free Cash Flow is also adjusted for net effects of our financing as compared to target. An aggregate of 25% of the bonus was to be paid upon the achievement of each of the EBIT and EBITDA target levels; and 50% was to be paid upon the achievement of Free Cash Flow target levels. A greater or lesser amount was payable in the event the targets were exceeded or not met.

        For fiscal 2010, the target levels for each metric were as set forth below. The target levels were determined following a review of internal projections. The Compensation Committee worked with our Chief Executive Officer to develop corporate goals that they believed could be reasonably achieved with hard work during the year, based on economic conditions in effect at the time the targets were adopted.

Target	Target Range	Actual Result	Payout
EBIT	$43.0 million to $49.0 million	$44.4 million	$63,950
EBITDA	$113.0 million to $119.0 million	$113.2 million	$41,219
Free Cash Flow	$1.0 million to $8.0 million	$0.8 million	$0

        For fiscal 2010, the Compensation Committee determined that the corporate strategic, operational and financial targets had been partially met, as set forth in the table above. Our named executive officers received cash bonuses for fiscal 2010 as follows: Mr. Casella, $42,583; Mr. Bohlig, $34,538; Mr. Larkin, $28,048; and Mr. Massaro, $35,426. Mr. Quinn resigned as Chief Financial Officer on September 25, 2009 and was not eligible to receive an annual cash bonus for fiscal 2010.

        For fiscal 2011, the Compensation Committee approved a cash bonus plan, pursuant to which our executive officers are eligible to receive an annual cash bonus upon our achievement of specified targets with respect to EBITDA, EBIT and Free Cash Flow for the fiscal year ending April 30, 2011. Amounts payable under this cash bonus plan, if any, will be calculated as a percentage of a specified amount of the applicable executive's base salary. Under this cash bonus plan, each of Messrs. Bohlig, Douglas Casella, Larkin and Edwin D. Johnson, who was appointed as Senior Vice President and Chief Financial Officer on July 6, 2010, is eligible to receive a maximum annual cash bonus of 85% of his annual base salary for fiscal 2011, and John Casella is eligible to receive a maximum annual cash bonus of 100% of his annual base salary for fiscal 2011.

        For fiscal 2011, the target levels for each metric and the aggregate percentage of the bonus to be paid upon achievement of the specified targets are as follows:

Target	Target Range	Aggregate Percentage Payout Upon Achievement of Target
EBIT	$46.8 million to $48.8 million	25%
EBITDA	$125.1 million to $130.5 million	25%
Free Cash Flow	$0.9 million to $13.0 million	50%

        The Compensation Committee worked with our Chief Executive Officer to develop corporate goals for the fiscal year ending April 30, 2011 that they believe can be reasonably achieved with hard work over the next year, taking into account the current economic environment.

Stock Awards Granted in Fiscal 2010

        Our executive officers are also eligible to receive stock awards under our stock incentive plans. Historically, the use of stock options had been a significant element of the compensation packages of our executive officers. The stock options we have granted to our executives vest in equal, annual installments over a three or four year period of the ten-year option term, beginning on the first anniversary of the date of grant. Exercise rights generally cease shortly after termination of employment except in the case of death or disability, although in certain circumstances the exercise period may be extended if the Compensation Committee believes the extension is in our best interests. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. It has been the policy of the Stock Plan

Subcommittee to set the exercise price of the stock options at a price that is at least equal to the fair market value of a share of our Class A common stock as of the date of grant.

        Beginning in fiscal 2009, the Compensation Committee began to issue restricted stock units in the belief that they would generally serve as a more effective equity incentive program than stock options. These restricted stock units, each of which represents the right to receive a share of our Class A common stock, are subject to vesting. For fiscal 2010, restricted stock units were granted subject to vesting conditions based 50% on continued employment and 50% on achievement of a target return on net assets. The 50% of restricted stock units which vest based on continued employment vest in equal annual installments over a three-year period. The 50% of restricted stock units which vest based on target return on net assets will vest upon the achievement of a target return during fiscal 2012, and the executive may receive a lesser or greater amount, up to 200% of the original portion of the grant that is subject to vesting based on the target return, if such target is not met or is exceeded. The restricted stock units will vest in full upon a change of control of the company. For the initial performance period of fiscal 2010 to fiscal 2012, the threshold, target and maximum levels were determined by the Compensation Committee in conjunction with our Chief Executive Officer following a review of internal projections. Based on current economic conditions, the Compensation Committee believes it will be difficult to achieve the target average annual return on net assets.

        For fiscal 2011, the Compensation Committee granted restricted stock units with vesting conditions based 50% on continued employment and 50% based on achievement of a target return on net assets. The 50% of restricted stock units which vest based on continued employment vest in equal annual installments over a three-year period. The 50% of restricted stock units which vest based on target return on net assets will vest upon the achievement of a target return during fiscal 2013, and the executive may receive a lesser or greater amount, up to 125% of the original portion of the grant that is subject to vesting based on the target return, if such target is not met or is exceeded. The restricted stock units will vest in full upon a change of control of the company. The Compensation Committee worked with our Chief Executive Officer to develop the target return on net assets and believes that the target return on net assets for fiscal 2013 is attainable.

        We do not have a program, plan or practice of timing the grant of equity awards in coordination with the release of material non-public information. We typically make equity awards to our officers and employees when the person is first hired and thereafter once annually at a regularly scheduled Compensation Committee meeting at the commencement of the respective fiscal year.

Benefits and Other Compensation

        We maintain broad based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Our executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

Severance and Change-of-Control Benefits

        Pursuant to employment agreements we have entered into with our executive officers, our executive officers are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of our company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption "—Potential Payments Upon Termination or Change of Control" below.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to a company's chief executive officer and each other officer (other than the chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among our most highly paid executive officers. Certain compensation, including qualified performance based compensation, may be deducted if certain requirements are met. The Compensation Committee, including its Stock Plan Subcommittee, reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be in excess of the limit when it believes such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of our employees. The potential compensation arising from the grant of performance stock units to executive officers in fiscal 2010 is subject to the limitations effected by Section 162(m).

Report of the Compensation Committee

        Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended April 30, 2010.

                      By the Compensation Committee of the Board of
                      Directors of Casella Waste Systems, Inc.
                      James P. McManus, Chair
                      John F. Chapple III
                      Joseph G. Doody
                      Gregory B. Peters

Summary Compensation Table

        The following table sets forth the total compensation paid or accrued for fiscal 2008, 2009 and 2010 to our named executive officers.

Name and Principal Position	Fiscal Year	Salary	Bonus		Option Award Compensation (1)	Stock Award Compensation (1)	All Other Compensation (2)	Total
John W. Casella	2010	$361,333	$42,583		—	$337,112	$18,096	$759,124
Chief Executive Officer	2009	$361,333	—		—	—	$18,334	$379,667
(principal executive officer)	2008	$350,809	$196,576		$72,380	—	$18,169	$637,934
James W. Bohlig	2010	$344,784	$34,538		—	$294,041	$21,416	$694,779
Senior Vice President and	2009	$344,784	—		—	—	$19,211	$363,995
Chief Development Officer	2008	$334,741	$187,572		$72,380	—	$19,052	$613,745
Paul A. Larkin	2010	$280,000	$28,048		—	$321,891	$73,738	$703,677
President and Chief	2009	$280,000	—		—	—	$51,654	$331,654
Operating Officer	2008	$86,970	$202,299	(4)	$280,500	$122,990	$8,964	$701,723
Paul J. Massaro	2010	$175,000	$35,426		—	$31,931	$6,100	$248,457
Director of Finance
(principal financial officer)
John S. Quinn (3)	2010	$115,511	—		—	—	$16,151	$131,662
Senior Vice President and	2009	$92,841	$100,000	(5)	$244,500	$99,999	$134,561	$671,901
Chief Financial Officer
(principal financial officer)

(1)
Amounts shown in this column reflect the aggregate grant date fair value in accordance with FASB ASC Topic 718 of awards granted under our 2006 Stock Incentive Plan. Stock award compensation is based upon the last reported sales price of our Class A common stock on the NASDAQ Stock Market on the grant date. Stock award compensation for performance based stock awards assumes 100% attainment of the underlying performance metrics.

(2)
The amounts reported in the All Other Compensation column reflect, for each named executive officer, the sum of (i) the incremental cost to us of all perquisites and other personal benefits; (ii) the amount we contributed to the 401(k) plan; (iii) the dollar value of life insurance premiums we paid. Specifically, the All Other Compensation column above includes:

Name	Fiscal Year	Medical Insurance Premiums Paid	Life Insurance Premiums Paid	Dollar Value Contributed to the Executive's Account under 401(k) Plan	Incremental Cost of All Perquisites and Other Personal Benefits
John W. Casella	2010	$10,260	$6,903	—	$18,096	(a)(b)
	2009	$10,260	$6,903	$250	$18,334	(a)(b)
	2008	$10,260	$6,903	$750	$18,169	(a)
James W. Bohlig	2010	$10,260	$7,800	—	$21,416	(a)(b)
	2009	$10,260	$7,800	—	$19,211	(a)(b)
	2008	$10,260	$7,800	—	$19,052	(a)
Paul A. Larkin	2010	—	—	—	$73,738	(a)(b)(c)
	2009	—	—	—	$51,654	(a)(b)(d)
	2008	—	—	—	$8,964	(e)(f)
Paul J. Massaro	2010	—	—	—	$6,100	(b)(e)
John S. Quinn	2010	—	—	—	$16,151	(e)(g)
	2009	—	—	—	$134,561	(e)(h)
(a)
Includes automobile expenses paid directly by us.

(b)
Includes personal communications device expenses paid directly by us.

(c)
Includes relocation expenses of $24,938 and housing expenses of $45,000 paid by us in connection with Mr. Larkin's move to the Rutland, Vermont area to join Casella Waste Systems, Inc.

(d)
Includes relocation expenses of $25,994, temporary living expenses of $6,485 and housing expenses of $15,000 paid by us in connection with Mr. Larkin's move to the Rutland, Vermont area to join Casella Waste Systems, Inc.

(e)
Includes automobile allowance.

(f)
Includes relocation expenses of $6,541 paid by us in connection with Mr. Larkin's move to the Rutland, Vermont area to join Casella Waste Systems, Inc.

(g)
Includes temporary living expenses of $12,783 paid by us in connection with Mr. Quinn's move to the Rutland, Vermont area to join Casella Waste Systems, Inc.

(h)
Includes relocation expenses of $105,000 and temporary living expenses of $26,963 paid by us in connection with Mr. Quinn's move to the Rutland, Vermont area to join Casella Waste Systems, Inc.
(3)
On September 25, 2009, Mr. Quinn resigned as our Chief Financial Officer and terminated his employment with us.

(4)
Includes a make whole benefit of $100,000 we paid to Mr. Larkin in fiscal 2008 pursuant to the terms of his employment agreement.

(5)
Consists of a make-whole benefit of $100,000 we paid to Mr. Quinn in fiscal 2009 pursuant to the terms of his employment agreement.

Grants of Plan Based Awards in Fiscal 2010

        The following table sets forth information regarding grants of equity awards made to our named executive officers during fiscal 2010.

Name	Grant Date		Number of Securities Underlying Options	Number of Securities Underlying Restricted Stock Units	Number of Securities Underlying Performance Stock Units (2)	Exercise or Base Price of Award ($/Sh)	Grant Date Fair Value of Awards (1)
John W. Casella	6/11/2009			53,591	—	$2.60	$139,337
	10/16/2009	(3)		—	13,000	$2.97	$38,610
	10/16/2009	(3)		—	53,591	$2.97	$159,165
James W. Bohlig	6/11/2009			46,391	—	$2.60	$120,617
	10/16/2009	(3)		—	12,000	$2.97	$35,640
	10/16/2009	(3)		—	46,391	$2.97	$137,784
Paul A. Larkin	6/11/2009			51,391	—	$2.60	$133,617
	10/16/2009	(3)		—	12,000	$2.97	$35,640
	10/16/2009	(3)		—	51,391	$2.97	$152,634
Paul J. Massaro	6/11/2009			5,199	—	$2.60	$13,517
	10/16/2009	(3)		—	1,000	$2.97	$2,970
	10/16/2009	(3)		—	5,200	$2.97	$15,444
John S. Quinn (4)	—			—	—	—	—

(1)
The value of a restricted and performance stock unit is based on the fair market value as of the grant date of the Class A common stock underlying the award.

(2)
The number of securities underlying performance stock units assumes 100% attainment of the underlying performance metrics.

(3)
These awards were initially granted on June 11, 2009. Following their grant, we determined that due to a clerical error, the number of shares subject to awards granted on June 11, 2009 exceeded the number of shares that were available for issuance under the 2006 Plan. As a result, we asked officers and certain employees who received a performance stock unit award on June 11, 2009 and July 28, 2008 to agree to a termination of the performance stock unit agreements evidencing such awards. At our Annual Meeting of Stockholders held on October 13, 2009, our stockholders approved a proposal to increase the number of shares authorized for issuance under the 2006 Plan. Subsequently, we granted to the officers and employees who had agreed to terminate their June 11, 2009 and June 28, 2008 performance stock unit awards, performance stock units under the 2006 Plan for the same number of shares and subject to the same terms and vesting as the terminated awards.

(4)
On September 25, 2009, Mr. Quinn resigned as our Chief Financial Officer and terminated his employment with us. Unvested awards previously granted to Mr. Quinn under the 2006 plan were cancelled as of this date.

 Outstanding Equity Awards at Fiscal 2010 Year-End

        The following table summarizes outstanding unexercised options and stock units that have not vested and related information for each of our named executive officers as of April 30, 2010.

	Option Awards (1)				Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Stock Units That Have Not Vested	Market Value of Stock Units That Have Not Vested
John W. Casella	30,000	—	$8.65	7/31/2012	120,182	$620,139
	30,000	—	$9.12	6/18/2013	—	—
	30,000	—	$13.28	6/28/2014	—	—
	30,000	—	$12.00	6/30/2015	—	—
	22,500	7,500	$13.00	7/6/2016	—	—
	9,333	4,667	$11.01	7/23/2017	—	—
James W. Bohlig	150,000	—	$8.69	5/10/2010	104,783	$540,680
	30,000	—	$8.65	7/31/2012	—	—
	30,000	—	$9.12	6/18/2013	—	—
	30,000	—	$13.28	6/28/2014	—	—
	30,000	—	$12.00	6/30/2015	—	—
	22,500	7,500	$13.00	7/6/2016	—	—
	9,333	4,667	$11.01	7/23/2017	—	—
Paul A. Larkin	50,000	—	$12.96	1/9/2018	114,783	$592,280
Paul J. Massaro	2,250	750	$13.00	7/6/2016	11,399	$58,819
	666	334	$11.01	7/23/2017	—	—
John S. Quinn	—	—	—	—	—	—

(1)
The options vest in equal, annual installments over a three or four year period, beginning on the first anniversary of the date of grant or the date of grant. Performance stock units are subject to vesting based on our attainment of a targeted annual return on net assets over a three year period.

Option and Stock Award Exercises During Fiscal 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting ($)
John W. Casella	—	—	—	—
James W. Bohlig	—	—	—	—
Paul A. Larkin	—	—	—	—
Paul J. Massaro	—	—	—	—
John S. Quinn	—	—	24,691	$46,419

(1)
Number of shares acquired on vesting of stock awards is the gross number of shares vested, including shares that were surrendered to us for the payment of withholding taxes pursuant to the terms of our 2006 Stock Incentive Plan.

Potential Payments Upon Termination or Change of Control

Employment Agreements

        We have employment agreements with Messrs. John Casella, Bohlig, Larkin and Johnson. Our employment agreements with Messrs. Casella and Bohlig commenced as of December 8, 1999. Our employment agreement with Mr. Larkin commenced as of January 9, 2008, and our employment agreement with Mr. Johnson commenced on July 6, 2010. Each of Messrs. Casella's, Bohlig's, Larkin's and Johnson's employment agreement has an initial term of three years from the commencement date and is automatically renewable for additional terms of one year unless terminated by either party pursuant to the terms of the agreement. Mr. Bohlig's employment agreement was amended on January 8, 2008 to extend the initial term to three years from the date of the amendment. On December 30, 2008, we amended our employment agreements with Messrs. John Casella, Bohlig and Larkin to document compliance with, and, as applicable, exemption from, Section 409A of the Internal Revenue Code, as amended.

        Pursuant to the terms of their employment agreements, each of Messrs. Casella, Bohlig, Larkin and Johnson is entitled to a specified annual base salary, subject to adjustment as set forth in the agreement, an annual bonus consisting of cash, stock awards or a combination of cash and stock awards, in an amount determined by the Compensation Committee prior to the conclusion of each fiscal year, and a severance package upon the termination of employment. With respect to each of Messrs. Casella and Bohlig, we have agreed to use our best efforts to assure that Mr. Casella and Mr. Bohlig are elected to our Board for the duration of their terms of employment. In addition, within 15 days of executing his employment agreement with us, Mr. Larkin received a stock option to purchase 50,000 shares of our Class A common stock and a one-time make whole benefit of $200,000, one-half paid in cash and one-half paid in restricted stock units. Within 15 days of Mr. Johnson executing his employment agreement with us, he received a stock option to purchase 250,000 shares of our Class A common stock, and we will reimburse Mr. Johnson for up to $105,000 in relocation expenses.

        Pursuant to their employment agreements, in fiscal 2009, the annual base salary of Mr. Casella was $361,333, the annual base salary of Mr. Bohlig was $344,784 and the annual base salary of Mr. Larkin was $280,000. Mr. Johnson's employment with us commenced in fiscal 2011.

        Each of Messrs. Casella and Bohlig also agreed not to compete with us for a period of two years after the termination of his employment within 300 miles of any facility operated by us during the term of his employment and not to solicit our customers, accounts or employees. Each of Messrs. Larkin and Johnson agreed not to compete with us for a period of one year after the termination of his employment within 100 miles of any facility operated by us during the term of his employment and not to solicit our customers, accounts or employees. In the event that Mr. Casella or Mr. Bohlig terminate their employment voluntarily and are not entitled to severance, the non-compete provisions of their respective agreements would not apply unless we continue to pay their base salary and any termination benefits or payments required under their agreements.

        In the event Mr. Casella's or Mr. Bohlig's employment is terminated by us other than for cause (as defined below), such employee will be entitled to payment of an amount equal to (a) three times the sum of (i) his highest base salary paid under the agreement and (ii) the higher of the most recent bonus paid to such officer under his agreement or 50% of his base salary immediately prior to such termination, plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay. In addition, such employee will continue to receive healthcare and other benefits for a period of three years from the date of termination, and any stock options or equity grants issued by us to either such employee will become exercisable in full upon termination without cause. In the event that Mr. Casella terminates his employment with us for good reason or qualified good reason (as defined below), he will receive the maximum payments described in the preceding two sentences plus an additional payment intended to compensate him for excise taxes payable in connection with the severance payments. Pursuant to Mr. Bohlig's amended employment agreement, in the event that during the initial three-year term of the agreement, which commenced in January 2008, his employment is terminated by him for good reason, he would be entitled to receive the higher of an amount equal to his base salary payable through the remainder of the initial term, or the sum of his base salary for 18 months and any bonus earned and accrued for the period prior to such termination. During any period under the agreement following the initial three-year term, termination by Mr. Bohlig for good reason will result in a payment of his base salary for 18 months.

        In the event Mr. Larkin's employment is terminated by us without cause, he will be entitled to payment of an amount equal to (a) 12 months of the highest base salary paid to Mr. Larkin prior his termination, (b) 70% of his base salary immediately prior to such termination and (c) an amount in cash equal to any accrued but unpaid base salary, bonus and vacation pay. Any stock options or equity grants issued by us to Mr. Larkin will become exercisable in full upon termination without cause. In the event that Mr. Larkin terminates his employment for good reason, he will be entitled to receive the severance payments described in the preceding two sentences plus an additional payment intended to compensate him for excise taxes payable in connection with the severance payments.

        In the event Mr. Johnson's employment is terminated by us without cause, he will be entitled to payment of an amount equal to the sum of (a) two times his highest base salary at any time prior to such termination, (b) two times 85% of his highest base salary at any time prior to such termination, and (c) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay. In addition, Mr. Johnson will continue to receive healthcare and other benefits for a period of two years from the date of termination. Any stock options or equity grants issued by us to Mr. Johnson will become exercisable in full upon termination without cause. In the event that Mr. Johnson terminates his employment with us for good reason, defined as the assignment of any duties inconsistent with his status as Senior Vice President and Chief Financial Officer, a material adverse alteration in the nature or status of his responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, or a material diminution in his compensation, Mr. Johnson will receive the maximum payments and benefits described in the preceding three sentences and an additional payment intended to compensate him for excise taxes payable in connection with the severance payments.

        For purposes of each agreement discussed above, "cause" means the discharge of the employee resulting from (a) a conviction of a crime involving us; (b) an act or omission which has a material adverse effect on us; (c) fraud, misappropriation or embezzlement; or (d) the breach of confidentiality, non-competition or other material obligations by the employee. For the purposes of the employment agreements of Messrs. Casella, Bohlig and Larkin discussed above, "good reason" means the occurrence of (a) a change of control, accompanied by, or followed within the 12-month period after a change of control by (b) (i) the assignment to the employee of any duties inconsistent with his status prior to the change of control or which require travel significantly more time-consuming than that required at commencement of the agreement, or (ii) a material adverse alteration in the nature or status of the employee's responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, or (iii) a material diminution in the employee's compensation. For the purposes of the employment agreements of Messrs. Casella and Bohlig discussed above, "qualified good reason" means the occurrence of one of the events under clause (b)(i), (ii) or (iii) of the preceding definition of good reason.

        The severance benefits described above were extended to Messrs. Casella and Bohlig as an inducement to their decision to continue to remain employed by us and, in the case of Messrs. Larkin and Johnson, as an inducement to accept employment with us. At the time each of such agreements was entered into, the Board considered a number of factors, including severance arrangements offered by comparable companies, the importance of the respective employee to our ongoing success and the benefits of receiving a non-competition and non-solicitation covenant from the respective employee in exchange for the agreed severance. The Compensation Committee considers the severance benefits to be separate from the compensation payable to employees for their ongoing services and accordingly does not consider the value of the severance package when setting current compensation.

Summary of Potential Payments Upon Termination or Change of Control as of April 30, 2010

        The following table quantifies the amounts that would be payable to our Named Executive Officers upon termination of their employment under the circumstances described above under "Employment Agreements." We calculated the amounts shown based upon each Named Executive Officer's employment agreement described above and upon the hypothetical assumption that we terminated each Named Executive Officer effective April 30, 2010.

	Termination without Cause
	Cash Payments (1)	Value of Benefits (2)	Value of Options with Accelerated Vesting (3)	Value of Stock with Accelerated Vesting (4)
John W. Casella	$1,264,666	$78,642	—	$930,209
James W. Bohlig	$1,207,091	$79,693	—	$811,023
Paul A. Larkin	$476,000	$9,370	—	$888,428
Paul J. Massaro	—	—	—	—

	Immediately upon a Change of Control		Termination for Good Reason
	Value of Options with Accelerated Vesting (3)	Value of Stock with Accelerated Vesting (4)	Cash Payments (1)	Value of Benefits (2)	Value of Options with Accelerated Vesting (3)	Value of Stock with Accelerated Vesting (4)
John W. Casella	—	$930,209	$1,264,666	$78,642	—	$930,209
James W. Bohlig	—	$811,023	$1,207,091	$79,693	—	$811,023
Paul A. Larkin	—	$888,428	$476,000	$9,370	—	$888,428
Paul J. Massaro	—	—	—	—	—	—

(1)
The amounts in this column reflect a lump sum payment, as described above, equal to a multiple of annual base salary in effect on April 30, 2010, and a bonus or other amount equal to a percentage of the base salary for each named executive officer in accordance with the terms of his respective employment agreement.

(2)
The amounts in this column reflect payments for monthly COBRA premiums for continued health and dental coverage as well as payments for life insurance and disability insurance premiums as of April 30, 2010. For Mr. Casella and Mr. Bohlig payment of these benefits will continue for a period of three years and for Mr. Larkin, a period of 12 months from the date of termination.

(3)
The amounts in this column are calculated based on the difference between $5.16, the closing market price per share of our common stock on April 30, 2010, and the exercise price per share for the options subject to accelerated vesting. As the exercise price per share exceeds the closing market price per share, the value associated with accelerated vesting is $0.00.

(4)
The amounts in this column are calculated based on the maximum number of shares subject to accelerated vesting valued at $5.16 per share, the closing market price of our common stock on April 30, 2010.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        We have adopted a written policy and have established procedures regarding approval of transactions between us and any employee, officer, director and other related persons, including those required to be reported under Item 404 of Regulation S-K. The policy requires that all related party transactions are reviewed by the Audit Committee and approved by our Board.

        With respect to bidding projects in excess of $500,000 in which a related party, including Casella Construction, Inc. is a bidder, the Audit Committee has established a specific procedure. This procedure requires us to solicit a minimum of three qualified bids. The bid package is required to be sufficiently detailed to allow for direct comparisons of costs between responsive bidders. Bids for work on which Casella Construction, Inc. or any other related party is bidding are required to be directed to a third party engineer for opening, compilation and tabulation. The bids are then evaluated by the project team based on price, performance references, qualifications, experience, alternate bid items, proposed schedule, subcontractors qualifications/references, technical compliance and other bid information that is in the best interest of the project. In the event that a construction contract is successfully bid by a related party, bids and recommendations are required to be submitted to our Chief Financial Officer and our President or Chief Executive Officer for submission to the Audit Committee for review and to our Board for approval. With respect to sole source bids (i.e. those less than $500,000), the Audit Committee is required to be provided with documentation describing the reason for the work, a comparison of market or historical prices to the bid price, and senior management approval. Change orders relating to contracts with related parties are required to be forwarded to our Chief Financial Officer for submission to the Audit Committee for review and to our Board for approval before the change order is approved.

        With respect to related party transactions involving aggregate consideration in excess of $10.0 million or in excess of $2.0 million if such transaction is not approved by a majority of disinterested directors, we are required by the terms of our debt instruments to obtain an opinion as to the fairness of such transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        Our related party policy also provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

        We engage Casella Construction, Inc., a company owned by John W. Casella, our Chief Executive Officer and the Chairman of our Board, and Douglas R. Casella, the Vice Chairman of our Board, to provide construction services for us, including construction, closure and capping activities at our landfills. Total purchased services from Casella Construction, Inc. charged to operations or capitalized to landfills for fiscal 2008, 2009 and 2010 were $9,108,680, $7,626,143 and $9,296,728, respectively, of which $758,892, $562,829 and $467,275 were outstanding and included in either accounts payable or other current liabilities at April 30, 2008, 2009 and 2010, respectively. In addition, we have approved ongoing contracts with Casella Construction, Inc., which we expect will result in payments by us to Casella Construction, Inc.

        We are also party to two real estate leases with Casella Associates, LLP, a Vermont limited liability company owned by Messrs. John Casella and Douglas Casella, relating to facilities we occupy. The leases, relating to Casella Waste Systems, Inc.'s corporate headquarters in Rutland, Vermont and our Montpelier, Vermont facility, were renewed in March 2008 and provide for aggregate monthly payments of $24,996 and expire in April 2013. These leases have been classified by us as capital leases for financial reporting purposes.

        From 1977 to 1992, we operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by Messrs. John Casella and Douglas Casella, which operated as a single-purpose real estate holding company. We paid the cost of closing this landfill in 1992, and have agreed to pay all post-closure obligations. In fiscal 2008, 2009 and 2010, we paid an aggregate of $8,175, $9,785 and

$9,040, respectively, pursuant to this arrangement. As of April 30, 2010, we had accrued $104,222 for costs related to those post-closure obligations.

        On March 2, 2000, we made a loan to Mr. Bohlig. The purpose of the loan was to assist Mr. Bohlig in meeting his repayment obligations under certain margin loans secured by his shares of our Class A common stock. The terms of the loan provide for the payment upon demand. The loan has no fixed repayment terms. Interest on the loan accrues monthly at the prime rate (3.25% at April 30, 2010) and is adjusted on a monthly basis. This loan to Mr. Bohlig was in the aggregate principal amount of $400,000. On November 28, 2000, we made an additional loan to Mr. Bohlig. The terms of this loan are identical to the terms of the March 2000 loan. This latter loan to Mr. Bohlig was in the aggregate principal amount of $616,000. As of July 31, 2010, an aggregate of $1,139,764 in principal and interest was outstanding under these loans.

        We have entered into employment agreements with each of our executive officers. See "Employment Agreements." For his service as President of Casella Waste Management, Inc., our wholly-owned subsidiary, Mr. Douglas Casella is paid an annual salary of $206,000.

 Report of the Audit Committee of the Board of Directors

        The Audit Committee of our Board is composed of three members and acts under a written charter originally approved on September 24, 2003 and reviewed and ratified on August 23, 2010. All of the members of the Audit Committee are independent as defined by the rules of the NASDAQ Stock Market that apply to us and otherwise satisfy NASDAQ's eligibility requirements for Audit Committee membership. The Audit Committee met five times during fiscal 2010.

        The Audit Committee has reviewed our audited financial statements for the fiscal year ended April 30, 2010 and has discussed these financial statements with management and our independent auditors.

        The Audit Committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board, or PCAOB, AU Section 380 (Communication with Audit Committees), as modified or supplemented.

        PCAOB AU Section 380 requires our independent auditors to discuss with the Audit Committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements, if any, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526 (Communicating with Audit Committees Concerning Independence), as modified or supplemented. The Audit Committee has discussed with the independent auditors their independence from us.

        Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended April 30, 2010.

                        By the Audit Committee of the Board of
                        Directors of Casella Waste Systems, Inc.
                        James F. Callahan, Jr., Chair
                        Michael K. Burke
                        Gregory B. Peters

 Audit Fees and Other Matters

        The following table summarizes the fees of Caturano and Company, Inc. (formerly Caturano and Company, P.C.), our independent registered public accounting firm for the fiscal years ended April 30, 2009 and April 30, 2010, billed to us for each of the last two fiscal years for audit services and other services:

Fee Category	Fiscal 2010	Fiscal 2009
Audit Fees (1)	$1,029,614	$1,030,170
Audit Related Fees (2)	20,600	16,495
Tax Fees (3)	9,500	22,000

Total Fees	$1,059,714	$1,068,665

(1)
Audit fees consist of professional fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit related services consist of fees for the audit of our 401(k) benefit plan.

(3)
Tax fees consist of professional fees for tax return preparation and consulting.

Pre-Approval Policies and Procedures

        Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

        The Audit Committee pre-approved 100% of the audit and non-audit services performed by our independent registered public accounting firm in fiscal 2010. No services were approved pursuant to the de minimis exception to the Audit Committee pre-approval requirements.

PROPOSAL 2—AMENDMENT TO
1997 EMPLOYEE STOCK PURCHASE PLAN

        On August 26, 2010, upon the recommendation of our Compensation Committee, our Board approved an amendment of our 1997 Employee Stock Purchase Plan, which, as amended, we refer to as the ESPP, to increase the number of shares of Class A common stock authorized for issuance thereunder from 600,000 shares to 900,000 shares (subject to adjustment in the event of stock splits and other similar events).

        The ESPP permits employees to purchase shares of Class A common stock at a discounted price. Our Board believes that it is in our best interests to encourage stock ownership by our employees and the ESPP is an important benefit in recruiting and retaining employees. The ESPP is designed to encourage and assist our employees in acquiring an equity interest in our Company through the purchase of shares of Class A Common Stock. As of July 31, 2010, there were an aggregate of 80,242 shares available for future awards under the ESPP. Our Board believes that it is necessary to adopt the amendment to the ESPP in order to ensure that there are sufficient shares for all stock purchases under the ESPP through fiscal year 2013.

        If our stockholders do not approve the increase in the number of shares issuable under the ESPP, our Board will consider whether to adopt alternative arrangements based on its assessment of our needs.

        Our Board believes that the proposed increase in the number of shares issuable under the ESPP is in the best interests of our company and our shareholders and recommends a vote "FOR" this proposal.

 Description of the ESPP

        The following summary is qualified in its entirety by reference to the ESPP, a copy of which is attached as Appendix A to this Proxy Statement.

        The ESPP gives eligible employees the option to purchase shares of Class A Common Stock through payroll deductions up to a maximum of 10% of an employee's Compensation (as defined in the ESPP) at 85% of the lower of the closing price of the Class A Common Stock on the first business day of the offering period and the last business day of the offering period.

        A participant may withdraw from the ESPP at any time and the entire amount credited to his or her payroll deduction account will be refunded. If a participant terminates employment, his or her participation in the ESPP ends automatically and the entire amount credited to his or her account will be refunded.

Eligible Participants

        Generally, our employees or the employees of a Designated Subsidiary of ours (as defined in the ESPP) who have completed six months of employment who are regularly scheduled to work more than twenty hours per week are eligible to participate in the ESPP; provided however, any employee who, immediately after the grant of an option under the ESPP would own stock or hold outstanding options to purchase stock constituting 5% or more of the total combined voting power or value of all classes of the Company's capital stock shall not be eligible to participate in the ESPP. Such participation is on a purely voluntary basis. As of July 31, 2010, approximately 2,124 employees were eligible to participate in the ESPP. Because participation in the stock purchase plan is voluntary, we cannot determine the number of shares of common stock to be purchased in the future by non-executive employees as a group. However, during the last four six-month offering periods, we have issued an average of 61,250 shares per offering period under the ESPP. Executive officers may participate in the ESPP.

 Plan Administration and Termination

        The ESPP provides for administration by our Board or a committee appointed by our Board. Our Board may terminate the ESPP at any time and amend it in any respect, except that our Board may not effect a change inconsistent with Section 423 of the Internal Revenue Code without the approval of our stockholders.

Federal Income Tax Consequences

        The following generally summarizes the U.S. federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of shares of our common stock acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

        Tax Consequences to Participants.    A participant will not have income upon enrolling in the ESPP or upon purchasing stock at the end of an offering.

        A participant may have both compensation income and a capital gain or loss if the participant sells stock that was acquired under the ESPP at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the stock. If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

  •
  15% of the value of the stock on the day the offering commenced; and

  •
  the participant's profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

        If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant will also have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year, and otherwise will be short-term.

        Tax Consequences to the Company.    There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

The Board of Directors Recommends that You Vote "FOR" the Approval of the Amendment to Increase the Number of Shares Authorized for Issuance Under the 1997 Employee Stock Purchase Plan from 600,000 Shares to 900,000 Shares.

PROPOSAL 3—RATIFICATION OF THE
SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM

        On July 21, 2010 we were notified that effective July 20, 2010, McGladrey & Pullen, LLP, or McGladrey, had acquired certain assets of Caturano and Company, Inc. (formerly Caturano and Company, P.C.), or Caturano, our independent registered public accounting firm, and substantially all of the officers and employees of Caturano joined McGladrey. As a result, Caturano notified us that it declined to stand for reappointment as our independent registered public accounting firm. On July 21, 2010, our Audit Committee appointed McGladrey, an independent registered public accounting firm, to audit our books, records and accounts for the fiscal year ending April 30, 2011. This appointment is being presented to the stockholders for ratification at the Annual Meeting.

        Proxies solicited by management will be voted for the ratification unless stockholders specify otherwise. Although we are not required to submit the appointment to a vote of the stockholders, our Board believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment of McGladrey as our independent registered public accounting firm. If the stockholders do not ratify the appointment, our Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain McGladrey or appoint another independent registered public accounting firm. Even if the appointment is ratified, our Board and our Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

        A representative of McGladrey is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

        The Board believes that the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm is in the best interests of the company and of our stockholders and therefore recommends a vote "FOR" this proposal.

 STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

        Any proposal that a stockholder intends to present at the 2011 Annual Meeting of stockholders must be submitted to the attention of the Corporate Secretary at our offices, 25 Greens Hill Lane, Rutland, Vermont 05701 no later than May 6, 2011 and must otherwise meet the requirements for any such proposal as set forth in our by-laws in order to be considered for inclusion in the proxy statement relating to that Annual Meeting.

        If a stockholder wishes to present a proposal before the Annual Meeting in 2011 but has not complied with the requirements for inclusion of the proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the stockholder must give notice of the proposal to our Corporate Secretary at our principal offices and must otherwise meet the requirements for any such proposal as set forth in our by-laws. The required notice must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary at our principal offices, and received by July 14, 2011, but not before June 14, 2011, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. If a stockholder who wished to present a proposal before the Annual Meeting fails to notify us by the required date, the proxies that the Board solicits for the Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder's proposal if it is properly brought before that meeting. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC's proxy rules.

 HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Ned Coletta, Director Investor Relations, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, (802) 775-0325. If you would like to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

        Our Annual Report on Form 10-K is available at www.casella.com under the section entitled "Investors Financial Information." Stockholders may request a copy of our Annual Report free of charge by contacting:

Director Investor Relations
Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, VT 05701
Phone: 802-775-0325
E-mail: ned.coletta@casella.com

        Copies of the exhibits listed on the exhibit index to the Annual Report may be obtained upon payment of our reasonable expense in furnishing a requested exhibit.

 OTHER MATTERS

        The Board knows of no other business which will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

        We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

        We encourage you to attend the Annual Meeting in person. However, in order to make sure that you are represented at the Annual Meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope. Stockholders who attend the meeting may vote their stock personally even if they have already voted by proxy.

By order of the Board of Directors,

August 27, 2010 Rutland, Vermont	John W. Casella Chairman and Chief Executive Officer

Appendix A

CASELLA WASTE SYSTEMS, INC.
AMENDED AND RESTATED
1997 EMPLOYEE STOCK PURCHASE PLAN

        The purpose of this Plan is to provide eligible employees of Casella Waste Systems, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's Class A Common Stock, $0.01 par value (the "Common Stock"), commencing on January 9, 1998. Nine hundred thousand (900,000) shares of Common Stock in the aggregate have been approved for this purpose.

        1.     ADMINISTRATION. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

        2.     ELIGIBILITY. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

          (a)   they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

          (b)   they have been employed by the Company or a Designated Subsidiary for at least six months prior to enrolling in the Plan; and

          (c)   they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

        No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

        3.     OFFERINGS. The Company will make one or more offerings ("Offerings") to employees to purchase Common Stock under this Plan. The first Offering will begin on January 9, 1998, and, thereafter, will occur each January 1 and July 1, or the first business day thereafter (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a six (6) month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period (except that the first Plan Period will end on April 30, 1998). The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings. No more than 50,000 shares of Common Stock shall be eligible for purchase in any Plan Period; provided, however, that the foregoing limitation shall not apply to Plan Periods commencing on or after July 1, 2009.

        4.     PARTICIPATION. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least 14 days prior to the applicable Offering Commencement Date (five days in the case of the first Plan Period). The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term ("Compensation") means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

        5.     DEDUCTIONS. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made.

        No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

        6.     DEDUCTION CHANGES. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

        7.     INTEREST. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

        8.     WITHDRAWAL OF FUNDS. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

        9.     PURCHASE OF SHARES. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by dividing $12,500 by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

        The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

        Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

        Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

        10.   ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

        11.   RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

        12.   OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

        13.   RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

        14.   APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

        15.   ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

        16.   MERGER. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

        In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, all outstanding Options shall be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

        17.   AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

        18.   INSUFFICIENT SHARES. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

        19.   TERMINATION OF THE PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

        20.   GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

        The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

        21.   ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

        22.   NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

        23.   EFFECTIVE DATE AND APPROVAL OF STOCKHOLDERS. The Plan shall take effect on July 31, 1997 subject to approval by the stockholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

                  Initially adopted by the Board of Directors on July 31, 1997 and approved by the stockholders on September 29, 1997

                  Amendment No. 1 (changing date of commencement of first Offering) approved by the Board of Directors on November 14, 1997

                  Amendment No. 2 (increasing the number of shares of Common Stock subject to the plan) approved by the Board of Directors on March 3, 1999 and approved by the stockholders on March 11, 1999

                  Amendment No. 3 (deleting 50,000 share limit per offering period) approved by the Board of Directors on June 30, 2009

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 018CFA 1 U PX + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items Change of Address — Please print new address below. A Proposals — The Board of Directors recommends a vote FOR the listed nominees to serve for a term ending in 2013 and FOR Proposals 2 and 3. For Against Abstain 2. To approve an amendment to the Company’s 1997 Employee Stock Purchase Plan. For Against Abstain 3. To ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the current fiscal year. 01 - James F. Callahan, Jr. 02 - Douglas R. Casella 03 - Michael K. Burke 1. To elect the following nominees as Class I directors: For Withhold For Withhold For Withhold 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 1 0 1 2 0 8 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ANNUAL MEETING OF STOCKHOLDERS TUESDAY, OCTOBER 12, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The undersigned, having received notice of the Annual Meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints John W. Casella and David L. Schmitt (each with full power of substitution), as proxies of the undersigned, to attend the Annual Meeting of stockholders of Casella Waste Systems, Inc. to be held on Tuesday, October 12, 2010, and any adjourned or postponed session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of Class A common stock and Class B common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Attendance of the undersigned at the Annual Meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually. THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THEIR DISCRETION. PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. Proxy — CASELLA WASTE SYSTEMS, INC.